SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): May 15, 1997
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
    ---------------------------------          --------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
    --------------------------------            ------------------
          (Address of Principal                     (Zip Code)
            Executive Offices)


              Registrant's Telephone Number, including Area Code:
                               (604) 688-0833


                               NOT APPLICABLE

     (Former name, former address, and formal fiscal year, if changed since last report)

---------------------------------------------------------------------------
                             ITEM 5:  OTHER EVENTS
---------------------------------------------------------------------------

La Teko Resources Ltd. (the "Company") announced on May 15, 1997, that Newmont Exploration Limited ("Newmont") has advised the Company of significant additions to the True North Joint Venture property. The True North Property is located in the Fairbanks gold camp, Alaska, on the Steese Highway, 16 miles north of Fairbanks and seven miles northwest of the Fort Knox mine of Cyprus Amax. The most significant new addition is a 53-claim, 1,548-acre parcel on the southwestern side of the property, acquired pursuant to a recent letter agreement from Alaska Gold Company.

Since acquiring its option on the True North property in 1995, Newmont has more than doubled the size of the property, from 3,608 acres to 9,001 acres, or 14 square miles. According to the terms of the joint venture agreement between the Company and Newmont, the Company has the option to pay its 35% share of the acquisition cost of new properties within the joint venture's area of interest, while ongoing holding and exploration costs are covered by Newmont. The Company's share of these acquisition costs has amounted to approximately $175,587 to date.

Newmont can earn a 65% interest in the True North Property by paying $6 million to the Company, now fully paid, and expending $21 million on exploration of the
property, including a feasibility study.   Expenditures by Newmont to the end of
1996 were $6.1 million. At this time, Newmont is continuing with its aggressive, first phase drilling program for 1997 budgeted at $2.1 million and targeted for completion by June.

The Company also announced the retirement of its controller, D. Spencer Nilson, and, effective immediately, the closure of its Salt Lake City office. All accounting and administrative functions have been moved to Vancouver. The Company thanks Mr. Nilson for his many years of dedicated service to La Teko.

La Teko Resources Ltd. Is a gold exploration company active in the Fairbanks Mining District of Alaska. The Company holds two projects in the advanced exploration to development stage, the True North Property and its 100% Ryan Lode project, as well as several early stage exploration projects.

---------------------------------------------------------------------------
                                   SIGNATURES
---------------------------------------------------------------------------
      Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.


Dated:  May 22, 1997                      By/s/ Gerald G. Carlson, President
































                              - 4 -